EXHIBIT 15.1

                                ACKNOWLEDGMENT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We acknowledge the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 12, 2004, which appears on page 3 of the Quarterly Report on Form 10-Q of Equitex, Inc. for the quarter ended March 31, 2004.




GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
June 8, 2004















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